UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2022

INVESTORS TITLE COMPANY
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-11774	56-1110199
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

121 North Columbia Street, Chapel Hill, North Carolina 27514
(Address of Principal Executive Offices) (Zip Code)

 Registrant's telephone number, including area code:  (919) 968-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ITIC	The Nasdaq Stock Market LLC
Rights to Purchase Series A Junior Participating Preferred Stock		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On May 18, 2022, Investors Title Company held its Annual Meeting of Shareholders.  The results of the meeting were as follows:

1.  Election of Directors.  Our shareholders elected the following directors for three-year terms or until their successors are elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTES
J. Allen Fine	1,198,737	170,744	237,101
David L. Francis	959,750	409,731	237,101
James H. Speed, Jr.	958,220	411,261	237,101

2.  Say on Pay Proposal.  Our shareholders approved the advisory resolution approving the compensation paid to our named executive officers as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,345,517	21,231	2.733	237,101

3.  Auditor Ratification.  Our shareholders ratified the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2022 as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,599,368	6,830	384	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS TITLE COMPANY

Date: May 19, 2022	By: /s/ James A. Fine, Jr.
James A. Fine, Jr.
President, Treasurer and
Chief Financial Officer